EXHIBIT 23.1

             [Letterhead of Netherland, Sewell & Associates, Inc.]


            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     We hereby consent to the references to our firm and to our reports effective December 31, 1998 and December 31, 1999 in the Registration Statement on Form S-3 of Denbury Resources Inc., a Delaware corporation, to be filed with the Securities and Exchange Commission on or about March 21, 2001. We also consent to the reference of our firm under the heading "Experts" in such Registration Statement.

                                           NETHERLAND, SEWELL & ASSOCIATES, INC.




                                           /s/ FREDERIC D. SEWELL

                                                   Frederic D. Sewell
                                                   President


Dallas, Texas
March 19, 2001